UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2011 (March 3, 2011)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

302 N. Independence, Suite 1500 Enid, Oklahoma		73701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (580) 233-8955

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 3, 2011, Continental Resources, Inc. (the “Company”), together with the Harold G. Hamm Revocable Inter Vivos Trust, the Harold Hamm DST Trust and the Harold Hamm HJ Trust (collectively, the “Selling Shareholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of an aggregate of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, including 9,170,000 shares issued and sold by the Company and 830,000 shares sold by the Selling Shareholders at a price of $68.00 per share ($65.45 per share, net of underwriting discount). Closing of the offering took place on March 9, 2011.

In the Underwriting Agreement, the Company and the Selling Shareholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Relationships

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility and, accordingly, will receive a portion of the Company’ s net proceeds from the underwritten offering.

Item 7.01	Regulation FD Disclosure.

On March 3, 2011, the Company announced that it had priced the offering of 10,000,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 3, 2011, among Continental Resources, Inc., the Selling Shareholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

5.1	Opinion of Conner & Winters, LLP, regarding the validity of the Shares offered by the Company and Selling Shareholders.

99.1	Press release dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: March 9, 2011
	By:	/s/ John D. Hart

John D. Hart
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 3, 2011, among Continental Resources, Inc., the Selling Shareholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

5.1	Opinion of Conner & Winters, LLP, regarding the validity of the Shares offered by the Company and Selling Shareholders.

99.1	Press release dated March 3, 2011.